As filed with the Securities and Exchange Commission on  March 24,
   1999
                                               Registration No. 333-71747
   ======================================================================

                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549
                          _________________________

                       POST-EFFECTIVE AMENDMENT NO. 2
                                 ON FORM S-8
                                     TO
                                  FORM S-4

                           Registration Statement
                                    under
                         The Securities Act of 1933
                          _________________________
                                 Newell Co.
           (Exact name of registrant as specified in its charter)

                  Delaware                              36-3514169
        (State or other jurisdiction of              (I.R.S. employer
         incorporation or organization)             identification no.)

                                Newell Center
                          29 East Stephenson Street
                          Freeport, Illinois 61032
        (Address of principal executive offices, including zip code)

                RUBBERMAID INCORPORATED AMENDED AND RESTATED
                    1989 STOCK INCENTIVE AND OPTION PLAN
                          (Full title of the plan)

                             Dale L. Matschullat
                       Vice President-General Counsel
                        6833 Stalter Drive, Suite 101
                          Rockford, Illinois 61108
                   (Name and address of agent for service)
                               (815) 381-8110
        (Telephone number, including area code, of agent for service)

                               WITH A COPY TO:

                            Frederick L. Hartmann
                             Lauralyn G. Bengel
                            Schiff Hardin & Waite
                              7200 Sears Tower
                           Chicago, Illinois 60606
                               (312) 258-5500
                         ___________________________

                       CALCULATION OF REGISTRATION FEE


                                                                   Proposed
                                                                    maximum          Proposed
                                                    Amount         offering          maximum
               Title of Each Class of                to be          price           aggregate           Amount of
             Securities to be Registered          registered      per share       offering price    registration fee
             ---------------------------          ----------      ---------       --------------    ----------------
       Common Stock, $1.00 par value
       (including associated Common Stock         2,315,316          (1)               (1)                 (1)
       Purchase Rights)

   (1) Registration fee with respect to these shares was previously paid in connection with the filing of Newell Co.'s Registration Statement on Form S-4 (File No. 333-71747) which was declared effective February 4, 1999. See Explanatory Note below.


                              EXPLANATORY NOTE

        Newell Co. hereby amends its Registration Statement on Form S-4 (File No. 333-71747), effective February 4, 1999 by filing this Post-Effective Amendment No. 2 on Form S-8 relating to 2,315,316 shares of common stock, $1.00 par value per share (including associated Common Stock Purchase Rights) (the"Common Stock") of Newell Co. issuable under the Rubbermaid Incorporated Amended and Restated 1989 Stock Incentive and Option Plan (the "Plan").
        On March 24, 1999, by virtue of a merger of Rooster Company, a wholly owned subsidiary of Newell Co., with and into Rubbermaid Incorporated, each outstanding share of common stock of Rubbermaid was converted into .7883 shares of Common Stock.

        Pursuant to the merger agreement, Rubbermaid and Newell Co. have taken the necessary actions to cause the Common Stock to be issuable under the Plan. Accordingly, Rubbermaid's common stock is no longer issuable under the Plan.

        This Registration Statement relates to 2,315,316 shares of Common Stock registered on the Form S-4 that were not issued at the time of the merger and that are issuable under the Plan on and after the merger.

                                   PART II
             INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


   ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE.

        The following documents filed by Newell Co. (the "Registrant") are incorporated herein by reference:

        (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1998;

        (b) The Registrant's Current Report on Form 8-K filed with the Securities and Exchange Commission on March 11, 1999;

        (c) The description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form 8-B filed on June 30, 1987; and

        (d) The description of the Registrant's Rights contained in the Registration Statement on Form 8-A12B dated August 28, 1998.

        All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

   ITEM 4.   DESCRIPTION OF SECURITIES.

        Not applicable.
   ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL.

        The legality of the Registrant's Common Stock to be issued pursuant to the Rubbermaid Incorporated Amended and Restated 1989 Stock Incentive and Option Plan has been passed upon for the Registrant by Schiff Hardin & Waite, Chicago, Illinois. Schiff Hardin & Waite has advised the Registrant that a member of the firm participating in the representation of the Registrant owns approximately 3,900 shares of the Registrant's Common Stock.

   ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.

        Section 102 of the Delaware law allows a corporation to eliminate the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except in cases where the director breached his or her duty of loyalty to the corporation or its stockholders, failed to act in good faith, engaged in intentional misconduct or a knowing violation of the law, willfully or negligently authorized the unlawful payment of a dividend or approved an unlawful stock redemption or repurchase or obtained an improper personal benefit. The Registrant Charter contains a provision which eliminates directors' personal liability as set forth above.

        The Charter and the Bylaws of the Registrant provide in effect that the Registrant shall indemnify its directors and officers to the extent permitted by the Delaware law. Section 145 of the Delaware law provides that a Delaware corporation has the power to indemnify its directors, officers, employees and agents in certain circumstances.

        Subsection (a) of Section 145 of the Delaware law empowers a corporation to indemnify any director, officer, employee or agent, or former director, officer, employee or agent, who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), against expenses (including attorneys'
   fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding provided that such director, officer, employee or agent acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, provided that such director, officer, employee or agent had no reasonable cause to believe that his or her conduct was unlawful.

        Subsection (b) of Section 145 of the Delaware law empowers a corporation to indemnify any director, officer, employee or agent, or former director, officer, employee or agent, who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorneys' fees) actually and reasonably incurred in connection with the defense or settlement of such action or suit provided that such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery shall determine that despite the adjudication of liability such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

        Section 145 further provides that to the extent that a director or officer or employee of a corporation has been successful in the defense of any action, suit or proceeding referred to in subsections
   (a) and (b) or in the defense of any claim, issue or matter therein, he or she shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection therewith; that indemnification provided by Section 145 shall not be deemed exclusive of any other rights to which the party seeking indemnification may be entitled; and the corporation is empowered to purchase and maintain insurance on behalf of a director, officer, employee or agent of the corporation against any liability asserted against him or her or incurred by him or her in any such capacity or arising out of his or her status as such whether or not the corporation would have the power to indemnify him or her against such liabilities under Section 145; and that, unless indemnification is ordered by a court, the determination that indemnification under subsections (a) and (b) of Section 145 is proper because the director, officer, employee or agent has met the applicable standard of conduct under such subsections shall be made by (1) a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (3) by the stockholders.

        The Registrant has in effect insurance policies for general officers' and directors' liability insurance covering all of the Registrant's officers and directors. The Registrant also has entered into indemnification agreements with each of its officers and directors that provide that the officers and directors will be entitled to their indemnification rights as they existed at the time they entered into the agreements, regardless of subsequent changes in the Registrant's indemnification policy.

        Pursuant to an Agreement and Plan of Merger by and between Newell Co., Rooster Company and Rubbermaid Incorporated dated as of October 20, 1998 (the "Merger Agreement"), the Registrant will, to the fullest extent not prohibited by applicable law, indemnify, defend and hold harmless each person who is now, or has been at any time prior to the date of the merger agreement, or who becomes prior to the Effective Time (as defined in the Merger Agreement), an officer, director of employee of Rubbermaid or any of its subsidiaries against any losses, expenses, claims, damages or liabilities (1) arising out of acts or omissions occurring at or prior to the Effective Time that are based on or arising out of the fact that such person is or was a director, officer or employee of Rubbermaid or any of its subsidiaries or served as a fiduciary under or with respect to any Rubbermaid employee benefit plan and (2) to the extent they are based on or arise out of the transactions contemplated by the Merger Agreement.
        Additionally, for six years after the Effective Time, the Registrant will maintain in effect Rubbermaid's current directors' and officers' liability insurance covering acts or omissions occurring prior to the Effective Time with respect to those persons who are currently covered by Rubbermaid's directors' and officers' liability insurance policy on terms with respect to such coverage and amount no less favorable than those of such policy in effect on the date of the Merger Agreement; provided that the Registrant may substitute policies of the Registrant or its subsidiaries containing terms with respect to coverage and amount no less favorable to such directors or officers. The Registrant will not be required to pay aggregate premiums for the insurance described in this paragraph in excess of 200% of the aggregate premiums paid by Rubbermaid in 1998, except that if the annual premiums of such insurance coverage exceed such amount, the Registrant will be obligated to obtain a policy with the best coverage available, in the reasonable judgment of the Registrant's Board, for a cost up to but not exceeding such amount.

        For six years after the Effective Time, the Registrant will also maintain in effect Rubbermaid's current fiduciary liability insurance policies for employees who serve or have served as fiduciaries under any Rubbermaid benefit plan with coverages and in amounts no less favorable than those of such policy in effect on the date of the Merger Agreement.

   ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED.
        Not applicable.

   ITEM 8.   EXHIBITS.

        The exhibits filed herewith or incorporated by reference herein are set forth in the Exhibit Index filed as part of this registration statement.

   ITEM 9.   UNDERTAKINGS.

        The undersigned Registrant hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

             (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and
             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
   PROVIDED, HOWEVER, that paragraphs (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.
        (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or
   Section 15(d) of the Securities Exchange Act of 1934 (and each filing of the Plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

        Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                 SIGNATURES
        THE REGISTRANT. Pursuant to the requirements of the Securities Act of 1933, the Registrant hereby certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rockford, State of Illinois, on the 10th day of March, 1999.

                                      NEWELL CO.


                                      By:  /s/ Dale L. Matschullat
                                          ------------------------------
                                           Dale L. Matschullat
                                           Vice President - General
   Counsel

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.


             Signature                   Title               Date
             ---------                   -----               ----
    *John J. McDonough           Vice Chairman and
    ---------------------------  Chief Executive
    John J. McDonough            Officer (Principal
                                 Executive Officer)
                                 and Director


    *Thomas A. Ferguson, Jr.     President and Chief
    ---------------------------  Operating Officer
    Thomas A. Ferguson, Jr.      and Director


    *Donald L. Krause            Senior Vice
    ---------------------------  President -
    Donald L. Krause             Corporate
                                 Controller
                                 (Principal
                                 Accounting Officer)


    *William T. Alldredge        Vice President -
    ---------------------------  Finance (Principal
    William T. Alldredge         Financial Officer)


    *William P. Sovey            Chairman of the
    ---------------------------  Board of Directors
    William P. Sovey

    *Alton F. Doody              Director
    ---------------------------
    Alton F. Doody

             Signature                   Title               Date
             ---------                   -----               ----

    ---------------------------  Director
    Gary H. Driggs


    *Daniel C. Ferguson          Director
    ---------------------------
    Daniel C. Ferguson


    *Robert L. Katz              Director
    ---------------------------
    Robert L. Katz


    *Elizabeth Cuthbert Millett  Director
    ---------------------------
    Elizabeth Cuthbert Millett


    *Cynthia A. Montgomery       Director
    ---------------------------
    Cynthia A. Montgomery

    *Allan P. Newell             Director
    ---------------------------
    Allan P. Newell


    ---------------------------  Director
    Henry B. Pearsall








    *By:  /s/ Dale L.  Matschullat                     March 10, 1999
        --------------------------
          Attorney-in-Fact

                              INDEX TO EXHIBITS

     EXHIBIT
     NUMBER                           EXHIBIT
     ------                           -------

       4* Rights Agreement, dated as of August 6, 1998, between Newell and First Chicago Trust Company of New York (incorporated by reference to Exhibit I to Newell's Registration Statement on Form 8-A12B (Reg. No. 1-09608), filed with the Commission on August 28, 1998).

      5.1*    Opinion of Schiff Hardin & Waite.

       5.2    Supplemental Opinion of Schiff Hardin & Waite.

      23.1*   Consent of Arthur Andersen LLP.

      23.2    Supplemental Consent of Arthur Andersen LLP.

      23.3* Consent of Schiff Hardin & Waite (included in its opinion filed as Exhibit 5.1 in this Registration
              Statement).

      23.4    Supplemental Consent of Schiff Hardin & Waite
              (included in its opinion filed as Exhibit 5.2 in this Registration Statement).

       24* Power of Attorney (set forth on the signature page of the S-4 Registration Statement).


   ___________________

   *    Previously filed.